Exhibit 10.8

EXECUTION VERSION

ASSUMPTION AGREEMENT, dated as of June 10, 2014, made by SIMPLER NORTH AMERICA, LLC, a Delaware limited liability company and SIMPLER CONSULTING, LLC, a Delaware limited liability company (each, an “Additional Grantor” and, collectively, the “Additional Grantors” ), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Secured Parties”) in connection with the Guarantee and Collateral Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Guarantee and Collateral Agreement.

W I T N E S S E T H:

WHEREAS, Truven Holding Corp. (formerly known as VCPH Holding Corp.), (“Holdings”), Truven Health Analytics Inc. (formerly known as Thomson Reuters (Healthcare) Inc., the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of June 6, 2012 (as amended, replaced, restated, supplemented or otherwise modified from time to time (including pursuant to the First Amendment, dated as of October 3, 2012, the Second Amendment, dated as of April 26, 2013 and the Third Amendment, to be dated on or about the date hereof), the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantors) have entered into the Guarantee and Collateral Agreement, dated as of June 6, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires each Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, each Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.     Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, each Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and a Guarantor thereunder and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the payment when due of the Obligations of the Additional Grantors, a security interest in the Collateral. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. Each Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement as they relate to such Additional Grantor and the Collateral owned by it is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.     Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

SIMPLER CONSULTING, LLC

By:	Truven Health Analytics Inc., its Member

By:	/s/ Philip Buckingham
	Name:	Philip Buckingham
	Title:	CFO

SIMPLER NORTH AMERICA, LLC

By:	Simpler Consulting, LLC, its Member

By:	Truven Health Analytics Inc., its Member

By:	/s/ Philip Buckingham
	Name:	Philip Buckingham
	Title:	CFO

[Signature Page to Assumption Agreement]